Exhibit 3.2

ARTICLES OF ASSOCIATION

OF

MOPIE (BVI) LIMITED

INDEX

CLAUSE		PAGES

1	Interpretation	1-3

2	Registered Shares	3

3	Shares and Capital	3-4

4	Redemption of Shares and Treasury Shares	4-5

5	Transfer and Transmission of Shares	5-6

6	Change in Number of Authorised Shares and In	6-7
	Share Capital

7	Mortgages and Charges of Shares	7-8

8	Forfeiture	8

9	Meetings and Consents of Members	8-11

10	Directors	12-13

11	Powers of Directors	13-14

12	Proceedings of Directors	15-16

13	Officers	16-17

14	Conflicts of Interest	17

15	Indemnification	18-19

16	Records	19

17	Seal	20

18	Register of Charges	20

19	Distributions By Way of Dividends	20-21

20	Accounts	21

21	Audit	22

22	Notices	22-23

23	Pension and Superannuation Funds	23

24	Arbitration	23-24

25	Voluntary Winding Up and Dissolution	24

26	Continuation	24

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION OF

MOPIE (BVI) LIMITED

1.	INTERPRETATION

In these Articles, if not inconsistent with the context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

	Expression:	Meaning:

1.1	capital	The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

1.2	distribution	(i)	the direct or indirect transfer of an asset, other than Shares, to or for the benefit of a member in relation to Shares held by a member, or

(ii)
the incurring of a debt to or for the benefit of a member in relation to Shares held by a member, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend.

1.3	member	A person who holds shares in the Company.

1.4	person	An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

1.5	resolution of directors

		1.5.1	A resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company, by affirmative vote of a majority of the directors present at the meeting who voted and did not abstain; or

1.5.2	A resolution consented to in writing by all the directors or all the members of the committee, as the case may be;

1.5.3	where a director is given more than one vote in any circumstances, he shall in the circumstances be counted for the purposes of establishing a majority by the number of votes he casts.

1.6	resolution of members

		1.6.1	A resolution approved at a duly constituted meeting of the members of the company by the affirmative vote of

		1.6.1.1	a simple majority, of the votes of the shares that were present at the meeting and entitled to vote thereon and were voted and did not abstain, or

		1.6.2	a resolution consented to in writing by

			1.6.2.1	a majority, or such larger majority as may be specified in the Articles, of the votes of shares entitled to vote thereon.

1.7	securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations.

1.8	surplus	The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of accounts, plus the Company's capital.

1.9	the Act	The BVI Business Companies Act (No. 16 of 2004) including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

1.10	the Memorandum	The Memorandum of Association of the Company as originally framed or as from time to time amended.

1.11	the Seal	Any seal which has been adopted as the Seal of the Company.

1.12	these Articles	These Articles of Association as originally framed or as from time to time amended.

1.13	treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

1.14
"Written"or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or re-presented or reproduced by any mode of representing or re-producing words in a visible form, including telex, telegram, facsimile, cable or other form of writing  produced  by electronic communication.

1.15	Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

1.16	Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

1.17
A reference in these Articles to voting  in relation to Shares shall be construed as a reference to voting by members holding the Shares except that it is the votes allocated to the Shares that shall be counted and not the number of members who actually voted and a reference to Shares being present at a meeting shall be given a corresponding construction.

1.18	A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which Shares in the Company shall be issued according to the provisions of the Memorandum.

2.	REGISTERED SHARES

2.1
The Company shall issue to every member holding Shares in the Company a certificate signed by at least one director or officer of the Company or under the Seal specifying the Share or Shares held by him and the signature of the director or officer and the Seal may be a facsimile.

2.2
Any member receiving a certificate for Shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of the wrongful or fraudulent use or representation made by any person by virtue of the possession thereof.  If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

2.3	If several persons are registered as joint holders of any shares, any one of such persons may be given receipt for any distribution.

3.	SHARES AND CAPITAL

3.1
Subject to the provisions of these Articles and any resolution of members , Shares may be issued and options to acquire Shares in the Company granted, at such times, to such persons, for such consideration and on such terms as the Company may by resolution of directors determine. The Company may issue fractional Shares.

3.2	The Shares of the Company shall not be subject to any pre-emptive rights. For the avoidance of doubt, section 46 of the Act shall not apply to the Company.

3.3
Shares in the Company may be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money, real property, personal property (including goodwill and know-how), services rendered or a contract for future services, however, the consideration for a Share with par value shall not be less than the par value of the Share.

3.4	No Shares may be issued for a consideration other than money, unless a resolution of directors has been passed stating:

3.4.1	the amount to be credited for the issue of the Shares;

3.4.2	their determination of the reasonable present cash value of the non-money consideration for the issue; and

3.4.3	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

3.5	The Company shall keep a register of members (the “register of members”)containing

3.5.1	the names and addresses of the persons who hold Shares;

3.5.2	the number of each class and series of Shares held by each holder of Shares inthe Company;

3.5.3	the date on which the name of each holder of Shares in the Company wasentered in the register of members; and

3.5.4	the date on which any person ceased to be a member.

3.6
The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents.

3.7	A Share is deemed to be issued when the name of the holder of Shares in the Company is entered on the register of members.

4.	REDEMPTION OF SHARES AND TREASURY SHARES

4.1
The Company may, subject to these Articles, purchase, redeem or otherwise acquire its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of the member whose Shares are to be purchased, redeemed or otherwise acquired. Where the Company purchases, redeems or otherwise acquires Shares having a par value, it shall do so only out of surplus or in exchange for newly issued Shares of equal value.

4.2
The Company may only offer to acquire Shares if the directors determine by resolution of directors that, immediately after the acquisition, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due. Where the Company offers to acquire shares with par value, it shall only do so if, the directors determine that, immediately after the acquisition, the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital.

4.3	A determination by the directors under the preceding Regulation is not required where:

4.3.1	the Company redeems the Share or Shares under and in accordance with section 62 of the Act;

4.3.2	the Company purchases, redeems or otherwise acquires the Share or Sharespursuant to the right of the holder thereof to have his Shares redeemed or tohave his Shares exchanged for money or other property of the Company; or

4.3.3	the Company purchases, redeems or otherwise acquires the Shares by virtue of the provisions of section 179 of the Act.

4.4
Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders)  and 62 (Shares redeemed otherwise than at the option of the company) of the Act shall not apply to the Company.

4.5
Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulations may be cancelled or held as treasury shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue. Upon the cancellation of a share, the amount included as capital of the Company with respect to that share shall be  deducted  from  the capital  of  the  Company.

4.6	Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

4.7	All the rights and obligations attaching to a treasury share are suspended and shallnot be exercised by or against the Company while it holds the share as a treasuryshare.

4.8
Where  shares  in  the Company are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the otherbody corporate, such shares held by the other body corporate are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

5.	TRANSFER AND TRANSMISSION OF SHARES

5.1
Shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee and the instrument of transfer shall be sent to the Company at the office of its registered agent for registration. The instrument of transfer shall also be signed by the transferee if registration as a holder of a share imposes a liability to the Company on the transferee.

5.2	The transfer of a Share is effective when the name of the transferee is entered on the Company’s register of members.

5.3
If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by resolution of directors:

5.3.1	to accept such evidence of the transfer of Shares as they consider appropriate; and

5.3.2	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

5.4
The personal representative of a deceased holder of shares in the Company may transfer a share even though the personal representative is not a holder of shares in the Company at the time of the transfer.

5.5	If the Company shall have only one member who is an individual and that membershall also be the sole director of the Company, that sole member/director may, byinstrument in writing, nominate a person who is not disqualified from being a director of the Company under the Act as a reserve director of the Company to act in place of the sole director in the event of his death, PROVIDED THAT such person shall have consented in writing to be nominated as a reserve director.

6.	CHANGE IN NUMBER OF AUTHORISED SHARES AND IN SHARE CAPITAL

6.1
The Company may by a resolution of members or a resolution of directors and in accordance with the Act amend the Memorandum to change the number of Shares that the Company is authorised to issue or to increase or reduce the par value of any shares or effect any combination  of  the  foregoing.

6.2	The Company may by a resolution of members or a resolution of directors amend theMemorandum to

6.2.1	divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

6.2.2	combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series;

provided however, that where shares are divided or combined under this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

6.3	The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

6.4	Subject to the provisions of Regulations 6.5 and 6.6 the capital of the Company may by resolution of directors be reduced by transferring an amount of the capital of the Company to surplus.

6.5
No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares.

6.6
No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company, and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realisable value of the assets of the Company is conclusive,  unless  a  question  of  law  is  involved.

6.7	Where the Company reduces its capital in accordance with Regulation 6.4, theCompany may

6.7.1	return to its members any amount received by the Company upon the issue of any of its shares;

6.7.2	purchase, redeem or otherwise acquire its shares out of capital; or

6.7.3	cancel any capital that is lost or not represented by assets having a realisable value.

6.8
The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealized appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

7.	MORTGAGES AND CHARGES OF SHARES

7.1
Members may mortgage or charge their Shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer  of  shares.

7.2	In the case of the mortgage or charge of Shares there may be entered in the register of members of the Company at the request of the holder of such Shares

7.2.1	a statement that the Shares are mortgaged or charged;

7.2.2	the name of the mortgagee or chargee; and

7.2.3	the date on which the aforesaid particulars are entered in the register ofmembers.

7.3	Where particulars of a mortgage or charge are registered, such particulars shall be cancelled

7.3.1	with the consent of the named mortgagee or chargee or anyone authorized to act on his behalf; or

7.3.2
upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

7.4
Whilst particulars of a mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.

8.	FORFEITURE

8.1
Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation 8 and for this purpose shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

8.2	Written notice of call specifying a date for payment to be made shall be served on the member who defaults in making payment in respect of the Shares.

8.3	The written notice specifying a date for payment shall

8.3.1	name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

8.3.2	contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

8.4
Where a written notice of call has been issued pursuant to Regulation 8.3 and the requirements of the notice have not been complied with the directors may at any time before tender of payment forfeit and cancel the Shares to which  the  notice  relates.

8.5
The Company is under no obligation to refund any moneys to the member whose Shares have been cancelled pursuant to these provisions.  Upon cancellation of the Shares the member is discharged from any further obligation to the Company with respect  to  the  Shares  forfeited  and  cancelled.

9.	MEETINGS AND CONSENTS OF MEMBERS

9.1
The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.

9.2	Upon the written request of members holding 10 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

9.3
The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.  The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at a meeting.

9.4	A meeting of members held in contravention of the requirement in Regulation 9.3 is valid if members holding not less than 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

9.5	The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

9.6	A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

9.7	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

9.8
An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the  proxy.

(Name of Company)

I/We________________________________________________________________being a member of the above Company with  ___________________________

shares HEREBY   APPOINT ____________________________________________of _________________________________________________________  or failing him__________________________________of  ____________________________to be my/our proxy to vote for me/us at the meeting of members to be held on the
__________ day____________________, 20___   and at any adjournment thereof.

(Any restrictions on voting to be inserted here)

Signed this day of ________________, _____.

_______________________________________
Member

9.9	The following shall apply in respect of joint ownership of shares:

9.9.1	if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

9.9.2	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and;

9.9.3	if two or more of the joint owners are present in person or by proxy they must vote as one.

9.10	A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

9.11
A  meeting  of members  is duly  constituted  if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting.  If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy  form  shall  constitute  a valid  resolution  of  members.

9.12
If within  two  hours  from  the  time  appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

9.13
At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose someone of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

9.14
The  chairman may,  with  the  consent  of  the  meeting, adjourn any  meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

9.15
At  any  meeting  of  the  members  the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof.  If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

9.16
Any  person other than an individual shall be regarded as one member and subject to Regulation 9.17 the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence.  In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

9.17
Any  person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could  exercise  if  it  were  an  individual  member of the Company.

9.18
The chairman  of  any  meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such  proxy  or  on  behalf of  such  person  shall  be  disregarded.

9.19	Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

9.20
An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution.  The consent may be in the form of counterparts, each counterpart being signed by one or more members.

10.	DIRECTORS

10.1	The first directors of the Company shall be appointed by the first registered agent within six months of the incorporation of the Company and thereafter, the directors shall be elected

10.1.1	by resolution of members for such term as the members determine, or

10.1.2	by resolution of directors for such term as the directors may determine.

10.2	No person shall be appointed as a director of the Company or nominated as a reserve director unless he has consented in writing to act as a director or to be nominated as a reserve director.

10.3	The minimum number of directors shall be one and the maximum number shall be twenty.

10.4
Each director shall hold office for the term, if any, fixed by resolution of members or resolution of directors appointing him, as the case may be.  In the case of a director who is an individual the term of office of a director shall  terminate on the director's death, bankruptcy, resignation or removal.  The insolvency of a corporate director shall terminate the term of office  of  such  director.

10.5	A director may be removed from office:

10.5.1
with or without cause, by a resolution of members at a meeting of the members called for the purpose of removing the director or for purposes including the removal of a director or, by written resolution of members; or

10.5.2
with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director, or by written resolution of directors.

10.6
A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date  as  may  be  specified  in  the  notice. A director shall resign as director if he is, or becomes disqualified to act as director under the Act.

10.7
The directors may at any time appoint any person to be a director to fill a vacancy in the board of directors. The term of the director appointed shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

10.8
With or without the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

10.9	A director shall not require a share qualification, and may be an individual or a company.

10.10	The Company shall keep a register of directors containing

10.10.1	the names and addresses of the persons who are directors of the Company or who have been nominated as reserve directors of the Company;

10.10.2	the date on which each person whose name is entered in the register was appointed as a director of the Company or nominated as a reserve director;

10.10.3	the date on which each person named as a director ceased to be a director of the Company;

10.10.4	the date on which the nomination of any person nominated as areserve director ceased to have effect; and

10.10.5	such other information as may be prescribed by the Act.

10.11	The register of directors or a copy of the register of directors shall be kept at the office of the Company’s registered agent.

11	POWERS OF DIRECTORS

11.1
The  business and affairs of the Company shall be managed by or under the supervision of the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company. The directors of the Company shall have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

11.2
The  directors  may,  by  a resolution  of directors, appoint any person, including a person who is a director, to be an agent of the Company.  Subject to the next Regulation, the resolution of directors appointing an agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

11.3
Every agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the following:

11.3.1	to amend the Memorandum or these Articles;

11.3.2	to change the registered office or agent;

11.3.3	to designate committees of directors;

11.3.4	to delegate powers to a committee of directors;

11.3.5	to appoint or remove directors;

11.3.6	to appoint or remove an agent;

11.3.7	to fix emoluments of directors;

11.3.8	to approve a plan or merger, consolidation or arrangement;

11.3.9	to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or to approve a liquidation plan;

11.3.10	to make a determination under section 57 (1) of the Act that the company will, immediately after a proposed distribution, satisfy the solvency test set out in Regulation 19.1; or

11.3.11	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

11.4
Any  director  which is  a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

11.5
The continuing  directors  may  act  notwithstanding  any vacancy in their body, save that if their number is reduced below the number  fixed by or pursuant to these Articles as the necessary quorum for a  meeting of directors, the continuing directors or director may appoint directors  to fill any vacancy that has arisen or summon a meeting of members.

11.6
The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

11.7
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

11.8
The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons whether appointed directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Regulations) and for such period and subject to such conditions as they may think fit and any such power of attorney  may contain such provisions for the protection and convenience of persons dealing with such attorney or attorneys as the directors may think fit and may also authorise any such attorney or attorneys to delegate all or any powers, authorities and discretions vested in them.

12.	PROCEEDINGS OF DIRECTORS

12.1
The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

12.2	A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

12.3
A  director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting; and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.  The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does  not  invalidate the meeting.

12.4
A  director  may  by  a  written  instrument  appoint  an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of  the director.

12.5
A  meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only two directors in which case the quorum shall be two.

12.6
If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors.  Such a note or memorandum shall constitute sufficient evidence of  such  resolution  for  all purposes.

12.7
At  every  meeting  of  the directors the Chairman of the Board of Directors shall preside as chairman of the meeting.  If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice Chairman of the Board of  Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose someone of their number to be chairman of the meeting.

12.8
An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all directors or all members of the committee, as the case may be, without the need for any notice.  The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

12.9
The directors may, by a resolution of directors, designate one or more committees, each consisting of one or more directors and delegate one or more of their powers, including the power to affix the Seal to the committee.

12.10
Each committee of directors has such powers and authorities of the directors as are set forth in the resolution of directors establishing the committee, except that  the directors have no power to delegate to a committee of directors any of the following powers:

12.10.1	to amend the Memorandum or these Articles;

12.10.2	to designate committees of directors;

12.10.3	to delegate powers to a committee of directors;

12.10.4	to appoint or remove directors;

12.10.5	to appoint or remove an agent;

12.10.6	to approve a plan of merger, consolidation or arrangement; or

12.10.7	to make a declaration of solvency for the purposes of section 198(1) (a) of the Act or to approve a liquidation plan; or

12.10.8	to make a determination under section 57(1) of the Act that the Company will, immediately after the proposed distribution, satisfy the solvency test set out in Regulation 19.1.

12.11	The preceding Regulations 12.10.2 and 12.10.3 do not prevent a committee ofdirectors, where authorised by resolution of directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

12.12
The  meetings  and  proceedings  of  each  committee  of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the  resolution  of directors establishing the  committee.

12.13
Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

13.	OFFICERS

13.1
The  Company  may  by  resolution  of directors appoint officers of the Company at such times as shall be considered necessary or expedient.  Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable.  Any number  of  offices  may  be  held  by  the  same  person.

13.2
The  officers  shall perform  such  duties  as  shall  be prescribed at the time of their appointment subject to any modification in such  duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Vice Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the company by applicable law, and the Treasurer to be responsible for the  financial  affairs  of  the  Company.

13.3	The emoluments of all officers shall be fixed by resolution of directors.

13.4
The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors.  Any vacancy occurring in any office of the  Company  may  be filled by resolution of  directors.

14.	CONFLICTS OF INTEREST

14.3.1	A director of the Company shall, forthwith after becoming aware of the fact that he isinterested in a transaction entered into or to be entered into by the Company, disclosethe interest to the board of directors of the Company.

14.3.2	For the purposes of Regulation 14.1, a disclosure to all other directors to the effectthat a director is a member, director or officer of another named entity or has afiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

14.3.3	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

15.	INDEMNIFICATION

15.1
Subject  to  the limitations hereinafter provided  the  Company  may indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings, any person who

15.1.1
is or was  a  party  or is threatened to be made a party to any threatened, pending or contemplated proceedings, whether civil, criminal, administrative or investigative, by reason  of the fact that the person is or was a director of  the Company; or

15.1.2	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

15.2
The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. For the purposes of this Sub-Regulation, a director acts in the best interests of the Company if he acts in the best interests of:

15.2.1	the Company’s holding company; or

15.2.2	a member or members of the Company;

in either case, in the circumstances specified in Section 120(2), (3) or (4) of the Act, as the case may be.

15.3
The  decision  of  the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

15.4
The  termination  of  any  proceedings  by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct  was unlawful.

15.5
If a  person  to be indemnified has been successful in defence of any proceedings referred to in Regulation 15.1  the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

15.6
The  Company  may  purchase  and  maintain  insurance  in relation to any person who is or was a director of the Company, or who at the request of the Company is or was serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Regulation 15.1.

16.	RECORDS

16.1	The Company shall keep the following documents at the office of its registeredagent:

16.1.1	the Memorandum and these Articles;

16.1.2	the register of members, or a copy of the register of members;

16.1.3	the register of directors, or a copy of the register of directors; and

16.1.4	copies of all notices and other documents filed by the Company with theRegistrar of Corporate Affairs in the previous 10 years.

16.2	Where the Company keeps a copy only of the register of members or the register ofdirectors at the office of its registered agent, it shall:

16.2.1	within 15 days of any change in either register, notify the registered agent inwriting of the change; and

16.2.2	provide the registered agent with a written record of the physical address ofthe place or places at which the original register of members or theoriginalregister of directors is kept.

16.3	The Company shall keep the following records at the office of its registered agent orat such other place or places, within or outside the British Virgin Islands, as thedirectors may determine:

16.3.1	minutes of meetings and resolutions of members and classes of members;

16.3.2	minutes of meetings and resolutions of directors and committees of directors; and

16.3.3	an impression of the Seal.

16.4	Where the place at which the original register of members, the original register ofdirectors or the original records mentioned at Regulation 16.3 above are maintainedis changed, the Company shall provide the registered agentwith the physical address of the new location of the records of the Company within 14 days of the change of location.

17.	SEAL

The directors shall provide for the safe custody of the Seal. An imprint of the Seal shall be kept at the registered office of the company.  The Seal when affixed to any written instrument shall be witnessed by a director or any other person so authorised from time to time by resolution of directors.  The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the  same  had  been  signed  as  hereinbefore  described.

18.	REGISTER OF CHARGES

18.1	The Company shall maintain at its registered office or at the office of its registeredagent a register of charges showing the following particulars regarding eachmortgage, charge and other encumbrance created by the Company:

18.1.1	the date of creation of the charge;

18.1.2	a short description of the liability secured by the charge;

18.1.3	a short description of the property charged;

18.1.4	the name and address of the trustee for the security, or, if there is no such trustee, the name and address of the chargee;

18.1.5	unless the charge is a security to bearer, the name and address of the holder of the charge; and

18.1.6	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the Charge.

19.	DISTRIBUTIONS BY WAY OF DIVIDENDS

19.1
The directors of the Company may by a resolution of directors  authorise a distribution by way of dividend at a time, and of an amount, and to any members it thinks fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due. Where the directors authorise a distribution by way of dividend in relation to Shares with par value:

19.1.1	the dividends shall only be declared and paid out of surplus; and

19.1.2
the directors shall determine that, immediately after the distribution, the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital.

19.2	The resolution of directors authorising the distribution by way of dividend shallcontain either a statement that, immediately after the distribution, in the opinion ofthe directors, the value of theCompany’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due. In the case of a distribution by way of dividend in relation to Shares with par value, the resolution of directors referred to above shall contain an statement to the effect that, immediately after the distribution, the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital.

19.3	In the event that a distribution by way of dividend is made in specie the directorsshall have responsibility for establishing and recording in the resolution of directorsauthorising the distribution, a fair and proper value for the assets to be so distributed.

19.4	The directors may from time to time make to the members such interim distributions by way of dividend as appear to the directors to be justified by the profits of the Company.

19.5
The directors may, before making any distribution by way of dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities  as  they  may  select.

19.6
Notice  of any distribution by way of dividend or of any other distribution that has been  authorised shall be given to each member in the manner hereinafter mentioned and all distributions by way of dividend unclaimed for 3 years after having been authorised may be forfeited by resolution of directors for the benefit of the Company.

19.7	No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares.

19.8
In the case of a distribution by way of dividend of authorised but unissued Shares with par value, an amount equal to the aggregate par value of the Shares shall be transferred from surplus to capital at the time of the distribution.

20.	ACCOUNTS

The Company shall keep such accounts and records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

21.	AUDIT

21.1
The  Company  may  by resolution  of members call for the accounts to be examined by auditors in which event the remaining provisions of this Regulation 21 shall apply to the appointment and activities of the  auditors.

21.2	The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of members.

21.3	The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

21.4	The remuneration of the auditors of the Company

21.4.1	in the case of auditors appointed by the directors, may be fixed by resolution of directors;

21.4.2	subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

21.5
The  auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written  report  whether  or  not

21.5.1
in  their  opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of  affairs  of  the  Company at the end of that period;

21.5.2	all the information and explanations required by the auditors have been obtained.

21.6	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

21.7
Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance  of his duties as an auditor.

21.8
The  auditors of the Company shall be entitled to receive notice of and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

22.	NOTICES

22.1
Any  notice, information or written statement to be given by the Company to members may be served in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the share register.

22.2
Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered  mail, to  the office of the registered  agent  of  the  Company.

22.3
Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the office of the registered agent of the Company or that it was mailed in such time  as to admit to its being delivered to the office of the registered agent of  the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage  was  prepaid.

23.	PENSION AND SUPERANNUATION FUNDS

The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment or office shall  be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or  emolument.

24.	ARBITRATION

24.1
Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the  incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the  Act or touching any breach or alleged breach or otherwise relating to  the premises or to these Articles, or to any Act affecting the Company or to any of the affairs of the Company, such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two arbitrators, one to be chosen by each of the parties to the difference, and the arbitrators shall before entering on the reference appoint an umpire.

24.2
If  either  party  to  the  reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

25.	VOLUNTARY WINDING UP AND DISSOLUTION

The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily  commence to wind up and dissolve by resolution of directors.

26.	CONTINUATION

The Company may by resolution of members or by resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands  in  the  manner  provided  under  those  laws.

We, TRIDENT TRUST COMPANY (B.V.I.) LIMITED, registered agent of the Company, of Trident Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the 21st day of November, 2007:

Incorporator

TRIDENT TRUST COMPANY (B.V.I.) LIMITED

Per:SGD: LINDA ANDREWS
Linda Andrews
for and on behalf of
Trident Trust Company (B.V.I.) Limited